Exhibit 10.1
SUBSTITUTE AGREEMENT BETWEEN THE
ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM
ADMINISTRATION AND
Health Choice Arizona FOR
THE IMPLEMENTATION OF EXECUTIVE ORDER 2006-01
          Whereas Governor Janet Napolitano issued Executive Order 2006-01 on January 13, 2006 regarding supplementing Medicare Drug Coverage for dual eligible persons during the Medicare Part D transition, and amended it with Executive Order 2006-02 and 2006-05 (copies attached hereto);
          Whereas, the United States Department of Health & Human Service, Center for Medicare and Medicaid Services (“CMS”) has approved a Section 402 Demonstration Application for Reimbursement of State Costs for Provision of Part D Drugs (Attachment B) the terms of which were extended to include Part D drugs dispensed to dual eligibles through March 31, 2006;
          Whereas Health Choice Arizona (hereinafter “Contractor”) currently is under contract with the Arizona Health Care Cost Containment System Administration (hereinafter “AHCCCS”) to serve as a managed care entity pursuant to A.R.S. § 36-2906 and/or A.R.S. § 36-2940 (hereinafter “the AHCCCS MCO Contract”);
          Whereas Contractor is desirous of assisting the AHCCCS with the implementation of Executive Order 2006-01, 2006-02 and 2006-05;
          Whereas AHCCCS intends to execute identical agreements with all entities that currently have an AHCCCS MCO Contract;
          Therefore, the parties have agreed to enter into and be mutually bound by the following terms and conditions;
1.	SCOPE OF WORK–
a.	Contractor agrees to coordinate with pharmacies to provide medically necessary prescription medications for its dually eligible members under the terms and conditions described in Executive Order 2006-01.

b.	Contractor agrees to reimburse pharmacies for the cost of medically necessary medications which are provided to its dually eligible members under the terms and conditions described in Executive Order 2006-01.

c.	Contractor shall provide data to AHCCCS, at such reasonable times and in such format as requested by AHCCCS, to facilitate reimbursement for medication costs incurred during the implementation of Executive Order 2006-01.

d.	The scope of coverage of the medications covered by this agreement shall be the same as the scope of coverage the Contractor provided to its dually eligible members under its AHCCCS MCO Contract prior to January 1, 2006.
2.	REIMBURSEMENT - On or before March 31, 2007, AHCCCS shall reimburse the Contractor for the Contractor’s expenditures under this Agreement using federal funds made available to AHCCCS through the Secretary’s Section 402 Demonstration authority and, to the extent necessary, funds transferred to AHCCCS pursuant to A.R.S. § 36-797 under Executive Order 2006-01;
a.	provided however, in the event that total expenditures reported by all entities that have entered into agreements identical to this Agreement exceeds the total of all sums transferred to AHCCCS pursuant to the Section 402 Demonstration authority and Executive Order 2006-01, AHCCCS shall make reasonable efforts to obtain an Executive Order to transfer additional funds sufficient to reimburse all participating entities;

b.	provided further however, that in the event the total expenditures reported by all participating entities is insufficient to fully reimburse all participating entities, all participating entities, including the Contractor, agree to reimbursement from funds transferred to AHCCCS pursuant to A.R.S. § 36-797 on a pro rata basis for those services not reimbursed under the Section 402 Demonstration authority.
3.	SUBSTITUTE AGREEMENT - Contractor acknowledges that this agreement is a substituted contract for the Agreement between AHCCCS and the Contractor for the implementation of Executive Order 2006-01 and Contractor accepts this substitute agreement in satisfaction of the AHCCCS duty under that prior agreement. Contractor acknowledges further that the additional reimbursement available through the Section 402 Demonstration serves as adequate consideration for this substitute agreement.

4.	TERMINATION FOR CONFLICT OF INTEREST- AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Contractor receives written notice of the cancellation unless the notice specifies a later time.

5.	TERMINATION FOR CONVENIENCE - AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Contractor of the termination at least 10 days before the effective date of the termination. The Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.

6.	TERMINATION FOR DEFAULT - AHCCCSA reserves the right to terminate this contract in whole or in part due to the failure of the Contractor to comply with any term or condition of the contract or failure to take corrective action as required by AHCCCSA to comply with the terms of the contract. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Contractor by certified mail, return receipt requested. Upon termination under this paragraph, all documents, data, and reports prepared by the Contractor under the contract shall be delivered to AHCCCSA on demand.

7.	RELATIONSHIP OF PARTIES - The Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.

8.	GENERAL INDEMNIFICATION - The Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney’s fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Contractor, its agents, employees, and subcontractors or anyone or whom the Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Contractor’s liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Contractor of any claim for which it may be liable under this paragraph. The Administration shall bear no liability for subcontracts that a Contractor executes with other parties for the provision of administrative or management services, medical services or covered health care services, or for any other purposes.

9.	THIRD PARTY ANTITRUST VIOLATIONS - The Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Contractor toward fulfillment of this contract.

10.	NON-DISCRIMINATION - The Contractor shall comply with State Executive Order No. 99-4, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable Federal and state laws, rules and regulations, including the Americans with Disabilities Act and Title VI. The Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.

11.	AUDITS AND INSPECTIONS - The Contractor shall comply with all provisions specified in applicable AHCCCS Rule R9-22-519, -520 and -521 and AHCCCS policies and procedures relating to the audit of the Contractor’s records and the inspection of the Contractor’s facilities. The Contractor shall fully cooperate with AHCCCSA staff and allow them reasonable access to the Contractor’s staff, subcontractors, members, and records. At any time during the term of this contract, the Contractor’s or any subcontractor’s books and records shall be subject to audit by AHCCCSA to the extent that the books and records relate to the performance of the contract or subcontracts. AHCCCSA, or its duly authorized agents, may evaluate through on-site inspection or other means, the quality, appropriateness and timeliness of services performed under this contract.

12.	APPLICABLE LAW - The law of Arizona applies to this contract.

13.	DISPUTES - The exclusive manner for the Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with A.A.C. 22, Article 34. Pending the final resolution of any disputes involving this contract, the Contractor shall proceed with performance of this contract in accordance with AHCCCSA’s instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.

14.	CHOICE OF FORUM - The parties agree that jurisdiction over any action arising out of or relating to this contract shall be brought or filed in a court of competent jurisdiction located in the State of Arizona.

15.	EFFECTIVE DATE - The effective date of this contract shall be January 1, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year specified below.

Contractor:	Arizona Health Care Cost Containment System (AHCCCS)

/s/ Carolyn Rose	/s/ Michael Veit

Signature	Signature

1/25/07	JAN 22 2007

Date	Date

Carolyn Rose	Michael Veit

Typed or Printed Name	Typed or Printed Name

1/25/07	Contracts Administrator

Title	Title

EXECUTIVE ORDER 2006-01
Supplementing Medicare Drug Coverage For Dual Eligible Persons
During The Medicare Part D Transition
WHEREAS, the federal government mandated that as of January 1, 2006, approximately 97,000 Arizona citizens who are dually eligible for Medicare and Medicaid services switch prescription drug coverage from the Arizona Health Care Cost Containment System (AHCCCS) to Medicare; and
WHEREAS, dual eligible persons are among Arizona’s most frail and vulnerable citizens; and
WHEREAS, despite extraordinary efforts by the State to prepare for this massive change, there remain instances almost two weeks after implementation of members being unable to receive the medication coverage that they require; and
WHEREAS, without the ability to obtain prescriptions, dual eligible persons who have life threatening conditions face immediate and future health care crises; and
WHEREAS, this situation puts the personal health of our citizens in jeopardy; and
WHEREAS, AHCCCS is charged with administering a system of contracts for the provision of medical care coverage for dual eligible persons; and
WHEREAS, this situation is neither a contingency nor an emergency pursuant to A.R.S. § 35-192 because it requires neither state-municipal resource coordination nor Department of Emergency and Military Affairs assistance;
NOW, THEREFORE, I Janet Napolitano, by virtue of the authority vested in me as Governor by the Arizona Constitution and the laws of the State, declare a significant potential for a health crisis in the State, and hereby order as follows:
1.	Pursuant to A.R.S. § 36-797, the sum of five hundred thousand dollars ($500,000.00) may be transferred as needed in increments of fifty thousand dollars ($50,000.00) from the Health Crisis Fund to AHCCCS to pay for the following expenses that may be uncovered during the period January 1, 2006 — February 1, 2006 (or any extension of such period that may be granted by further Executive Order):
❑	Prescription medications for dual eligible persons who have received organ and tissue transplants; and

❑	Prescription medications for dual eligible persons with life threatening conditions that need to be immediately filled; and

❑	Prescription medications for dual eligible persons who have not been assigned to a Medicare prescription drug plan.

Executive Order 2006-01
Page Two
2.	Any transferred but unused funds shall be remitted back to the Health Crisis Fund at the conclusion of the period specified in paragraph one (1) above.

3.	In addition, AHCCCS shall endeavor to seek repayment from the federal government of all expenses paid pursuant to this Executive Order. All such repaid sums shall be deposited in the medically needy account of the tobacco tax and health care fund pursuant to A.R.S. § 36-797(G).

4.	No later than one hundred twenty (120) days following the receipt of Health Crisis Funds, AHCCCS shall submit to the Governor a report on how the funds were spent and the status of efforts to seek reimbursement from the federal government.

IN WITNESS WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Arizona.

GOVERNOR

(SEAL)	DONE at the Capitol in Phoenix on this 13th day of January in the Year Two Thousand and Six and of the Independence of the United States of America the Two Hundred and Thirtieth.

ATTEST:

SECRETARY OF STATE

EXECUTIVE ORDER 2006-02
Supplementing Medicare Drug Coverage For Dual Eligible Persons
During The Medicare Part D Transition
(Amending Executive Order 2006-01)
WHEREAS, the federal government mandated that as of January 1, 2006, approximately 97,000 Arizona citizens who are dually eligible for Medicare and Medicaid services switch prescription drug coverage from the Arizona Health Care Cost Containment System (AHCCCS) to Medicare; and
WHEREAS, dual eligible persons are among Arizona’s most frail and vulnerable citizens; and
WHEREAS, despite extraordinary efforts by the State to prepare for this massive change, there remain instances of members being unable to receive the medication coverage that they require; and
WHEREAS, without the ability to obtain prescriptions, dual eligible persons who have life threatening conditions face immediate and future health care crises; and
WHEREAS, this situation puts the personal health of our citizens in jeopardy; and
WHEREAS, on January 13, 2006, I issued Executive Order 2006-01, authorizing expenditures from the Health Crisis Fund to allow AHCCCS to help pay certain expenses incurred between January 1, 2006 and February 1, 2006 by dual eligible person seeking needed medications; and
WHEREAS, the Department of Health and Human Services has since announced that it will coordinate reimbursement from Medicare Part D plans to the state for prescription drug costs that are the responsibility of the federal government during the period January 1, 2006 through February 15, 2006; and
WHEREAS, the federal government has also announced that it will reimburse states for their administrative expenses associated with providing drug coverage to dual eligible persons during the period January 1, 2006 through February 15, 2006; and
WHEREAS, this situation is neither a contingency nor an emergency pursuant to A.R.S. § 35-192 because it requires neither state-municipal resource coordination nor Department of Emergency and Military Affairs assistance;
NOW, THEREFORE, I Janet Napolitano, by virtue of the authority vested in me as Governor by the Arizona Constitution and the laws of the State, declare a significant potential for a health crisis in the State, and hereby order as follows:
1.	The period of time set forth in Executive Order 2006-01 during which incurred expenses may be paid pursuant to the terms of that Order is hereby extended to and including February 15, 2006.

Executive Order 2006-02
Page Two
2.	In addition to the sums set forth in Executive Order 2006-01, an additional one hundred thousand dollars ($100,000.00) may be transferred if necessary in increments of twenty-five thousand dollars ($25,000.00) each from the Health Crisis Fund to AHCCCS to pay expenses allowed under Executive Order 2006-01 as amended herein.

IN WITNESS WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Arizona.

GOVERNOR

(SEAL)	DONE at the Capitol in Phoenix on this 31st day of January in the Year Two Thousand and Six and of the Independence of the United States of America the Two Hundred and Thirtieth.

ATTEST:

SECRETARY OF STATE

EXECUTIVE ORDER 2006-05
Supplementing Medicare Drug Coverage For Dual Eligible Persons
During The Medicare Part D Transition
(Amending Executive Orders 2006-01 and 2006-02)
WHEREAS, the federal government mandated that as of January 1, 2006, approximately 97,000 Arizona citizens who are dually eligible for Medicare and Medicaid services switch prescription drug coverage from the Arizona Health Care Cost Containment System (AHCCCS) to Medicare; and
WHEREAS, dual eligible persons are among Arizona’s most frail and vulnerable citizens; and
WHEREAS, despite extraordinary efforts by the State to prepare for this massive change, there remain instances of members being unable to receive the medication coverage that they require; and
WHEREAS, without the ability to obtain prescriptions, dual eligible persons who have life threatening conditions face immediate and future health care crises; and
WHEREAS, this situation puts the personal health of our citizens in jeopardy; and
WHEREAS, on January 13, 2006, I issued Executive Order 2006-01, authorizing expenditures from the Health Crisis Fund to allow AHCCCS to help pay certain expenses incurred between January 1, 2006 and February 1, 2006 by dual eligible person seeking needed medications; and
WHEREAS, on January 31, 2006, I extended the period for which Health Crisis Fund monies could be used to pay such expenses to and including February 15, 2006; and
WHEREAS, there continue to be instances of eligible citizens not receiving the prescription coverage they need; and
WHEREAS, this situation is neither a contingency nor an emergency pursuant to A.R.S. § 35-192 because it requires neither state-municipal resource coordination nor Department of Emergency and Military Affairs assistance;
NOW, THEREFORE, 1 Janet Napolitano, by virtue of the authority vested in me as Governor by the Arizona Constitution and the laws of the State, declare a significant potential for a health crisis in the State, and hereby order as follows:
1.	The period of time set forth in Executive Order 2006-01 (as amended by Executive Order 2006-02) during which incurred expenses may be paid pursuant to the terms of those Orders is hereby extended to and including March 15, 2006.

Executive Order 2006-05
Page Two
2.	All other terms set forth in Executive Order 2006-01 (as amended by Executive Order 2006-02) shall remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Arizona,

GOVERNOR

(SEAL)	DONE at the Capitol in Phoenix on this 15th day of February in the Year Two Thousand and Six and of the Independence of the United States of America the Two Hundred and Thirtieth.

ATTEST:

SECRETARY OF STATE